Exhibit 99.1

Novo Integrated Sciences Provides Update on Certain Current Actions and Events

BELLEVUE, Wash., January 17, 2023 - Novo Integrated Sciences, Inc. (NASDAQ: NVOS) (the “Company” or “Novo”), today provides an update with respect to certain actions and events, as follows:

●	As previously reported, on December 23, 2022, Novo entered into a Share Purchase Agreement (the “SWAG Agreement”) with SwagCheck Inc. (“SWAG”) and the shareholders of SWAG, pursuant to which Novo agreed to purchase 100% of SWAG’s outstanding shares. SWAG holds a specific right of purchase of a precious gem collection as provided for in an agreement between SWAG and a Court-appointed Successor Receiver for the United States District Court for the Central District of California (the “Receiver”). Pursuant to the terms of the SWAG Agreement, as amended, the SWAG Agreement was to close no later than January 10, 2023. Although the SWAG Agreement has not yet closed, the parties continue to work together with the intention of closing the transaction.

●	Between January 5, 2023 and January 16, 2023, the Company issued 2,469,348 common shares to certain warrant holders upon exercise of their warrants.

●	Between January 5, 2023 and January 16, 2023, the Company issued 17,277,700 common shares to certain note holders upon conversion of their notes.

●	As of January 16, 2023, the Company’s issued and outstanding common share count is 59,637,859.

●	The Company and its independent auditor are working diligently to complete the audit for the Company’s fiscal year ended August 31, 2022, and the Company intends to file its Annual Report on Form 10-K in the near future.

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of multiple patient and consumer touchpoints for services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, diagnostic and therapeutic solutions, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity, is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar: Service Networks. Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.

●	Second Pillar: Technology. Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner, thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral-based healthcare services, including the patient’s home.
●	Third Pillar: Products. Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and, ultimately, a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo Integrated Sciences of continued cutting-edge advancement in patient-first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com. For more information on Novo Healthnet Limited, Novo’s wholly owned subsidiary, please visit www.novohealthnet.com.

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Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David, COO & President

Novo Integrated Sciences, Inc.

chris.david@novointegrated.com

(888) 512-1195